Exhibit 99.1

Artius II Acquisition Inc. Announces Pricing of $200 Million Initial Public Offering

Artius II Features a 1,000,000 Distributable Class A Ordinary Share Structure (“Tontine Structure”) with Sponsor Reducing Founder Shares by an Equal Amount

Each Unit Includes One Class A Ordinary Share, One Right to Receive 1/10th of a Class A Ordinary Share and One Contingent Right to Receive a Pro Rata Share of 1,000,000 Distributable Class A Ordinary Shares Under Tontine Structure

NEW YORK, Feb. 12, 2025 (Globe Newswire) -- Artius II Acquisition Inc. (“Artius II” or the “Company”) announced today that it priced its initial public offering of 20,000,000 units at $10.00 per unit. The units will be listed on The Nasdaq Global Market (“Nasdaq”) and trade under the ticker symbol “AACBU” beginning February 13, 2025. Each unit consists of one Class A ordinary share, one right entitling the holder thereof to receive one tenth of one Class A ordinary share upon the consummation of an initial business combination and one contingent right to receive a pro rata share of 1,000,000 (or 1,150,000 if the underwriter’s over-allotment option is exercised in full) distributable Class A ordinary shares at the closing of an initial business combination based on the number of Class A ordinary shares not redeemed prior to an initial business combination (“tontine structure”), and our sponsor will concurrently reduce founder shares by an equal amount. Once the Class A ordinary shares and rights comprising the units begin separate trading, the Class A ordinary shares and rights are expected to be listed on Nasdaq under the symbols “AACB” and “AACBR,” respectively.

Santander is acting as sole book-running manager. The Company has granted the underwriter a 45-day option to purchase up to an additional 3,000,000 units at the initial public offering price to cover over-allotments, if any.

About Artius II Acquisition Inc.

The Company is a blank check company formed for the purpose of effecting a merger, amalgamation, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses. The Company intends to focus on technology enabled businesses that directly or indirectly offer specific technology solutions, broader technology software and services, or financial services to companies of all sizes. The Company was founded by Boon Sim, the Founder and Managing Partner of Artius Capital Partners LLC and founder of Artius Acquisition Inc., a special purpose acquisition company.  Karen Richardson, Kevin Costello and John Stein will be serving as board members.

The offering is being made only by means of a prospectus. When available, copies of the prospectus may be obtained from Santander US Capital Markets LLC at Santander US Capital Markets LLC, Attention: ECM Syndicate, 437 Madison Avenue, New York, NY 10022, by email at equity-syndicate@santander.us, or by telephone at 833-818-1602.

A registration statement relating to the securities became effective on February 12, 2025. This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Forward-Looking Statements

This press release contains statements that constitute “forward-looking statements,” including with respect to the proposed initial public offering and the anticipated use of the net proceeds. No assurance can be given that the offering discussed above will be completed on the terms described, or at all, or that the net proceeds of the offering will be used as indicated. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the Risk Factors section of the Company’s preliminary prospectus for the Company’s offering filed with the U.S. Securities and Exchange Commission (the “SEC”). Copies of these documents are available on the SEC’s website, www.sec.gov. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Investor Contact:

Jason Ozone
jason@artiuscapital.com
+1-212-309-7668